Exhibit 99

RPC, Inc. to Present at the

Jefferies 6th Annual Energy Conference

ATLANTA, November 28, 2016 – RPC, Inc. (NYSE: RES) announced today that it will present at the Jefferies 6th Annual Energy Conference in Houston on Tuesday, November 29, 2016 at 3:00 p.m. Central Time / 4:00 p.m. Eastern Time.

The presentation will provide a corporate overview, discuss RPC’s outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks will be available in real time on RPC’s investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Gardner

Manager, Investor Relations

404-321-2172

sgardner@rpc.net